Exhibit 99.1

PAETEC HOLDING CORP. ONE PAETEC PLAZA 600 WILLOWBROOK OFFICE PARK FAIRPORT, NY 14450 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. You may vote by Internet or telephone 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had executed a proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M38481-Z56535 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAETEC HOLDING CORP. The Board of Directors recommends a vote “FOR” Proposal 1, a vote “FOR” Proposal 2 and a vote “FOR” Proposal 3. 1. To adopt the Agreement and Plan of Merger, dated as of July 31, 2011 and as it may be amended, by and among PAETEC Holding Corp., Windstream Corporation and Peach Merger Sub, Inc., and to approve the merger and the other transactions contemplated by the merger agreement. 2. To approve, on an advisory (nonbinding) basis, the compensation payable under existing arrangements that certain PAETEC executive officers may receive in connection with the merger. 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal 1. NOTE: The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. The shares represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy card will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. Copies of the Notice of Special Meeting of Stockholders and of the Proxy Statement/Prospectus have been received by the undersigned. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders should sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer who should state his or her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

M38482-Z56535 PAETEC HOLDING CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS October 27, 2011 The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis, Keith M. Wilson and Mary K. O’Connell, or any of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card and with discretionary authority on all such matters as may properly come before the meeting or any adjournments or postponements thereof, all of the shares of common stock of PAETEC Holding Corp. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at A.M., Eastern Time, on October 27, 2011, at Manhattan 304 East 42nd Street, New York, New York 10017, and at any adjournments or postponements thereof, all as set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and in any supplements or amendments thereto. THE SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF SUCH PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side